UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on June 24, 2013 of the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger, dated as of May 15, 2013 (the “Merger Agreement”), by and among Cynosure, Inc., a Delaware corporation (“Cynosure”), Commander Acquisition, LLC (formerly Commander Acquisition Corp.), a Delaware limited liability company and wholly-owned subsidiary of Cynosure (the “Merger Sub”), and Palomar Medical Technologies, Inc., a Delaware corporation (“Palomar”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 24, 2013, Cynosure completed its acquisition of Palomar pursuant to the terms of the Merger Agreement. Palomar is a leading researcher and developer of innovative aesthetic light-based systems for hair removal and other cosmetic procedures, including both lasers and high powered lamps. For over a decade, it has been at the forefront of technology breakthroughs in the use of laser and other light-based products for dermatology and cosmetic procedures. Upon the filing of a Certificate of Merger with the Delaware Secretary of State on June 24, 2013 (the “Effective Time”), Palomar merged with and into the Merger Sub (the “Merger”), with the Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of Cynosure with the name “Palomar Medical Technologies, LLC.”

As a result of the transaction, former Palomar stockholders, in the aggregate, will receive for their shares of Palomar common stock approximately $146 million in cash and approximately six million shares of Cynosure Class A common stock. The total consideration is valued at approximately $287 million, based upon the closing price of Cynosure Class A common stock on June 24, 2013. Cynosure is paying the cash component of the consideration with approximately $96 million of its cash on hand and $50 million of Palomar’s available cash, both of which amounts were deposited with the exchange agent for the Merger prior to the Effective Time.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement contains customary representations, warranties, covenants and other terms, provisions and conditions that the parties to such agreement made to each other as of specific dates. The assertions embodied in those terms, provisions and conditions were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Following completion of the Merger, Palomar’s common stock was delisted from trading on The NASDAQ Stock Market LLC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph P. Caruso

Pursuant to the Merger Agreement, as of the Effective Time, Cynosure’s Board of Directors (the “Cynosure Board”) enlarged the size of the Cynosure Board from six to seven members, and filled the resulting vacancy by electing Joseph P. Caruso, the former Chief Executive Officer, President and Chairman of the Board of Directors of Palomar, as a Class II classified director to serve until Cynosure’s 2016 Annual Meeting of Stockholders and until his successor is elected and qualified. As of the Effective Time, the Cynosure Board also appointed Mr. Caruso as Cynosure’s President and elected him as Vice Chairman of the Cynosure Board.

As previously disclosed, on March 17, 2013, in connection with the execution of the original Agreement and Plan of Merger among Cynosure, the Merger Sub and Palomar, Cynosure entered into an Employment Agreement (the “Caruso Employment Agreement”) with Mr. Caruso. The Caruso Employment Agreement, which became effective as of the Effective Time, has a three-year term, subject to two-year extensions (unless terminated by either party not less than 12 months prior to the end of the then-current term). The Caruso Employment Agreement provides Mr. Caruso with an initial annual base salary of $465,000, a target performance bonus that is between the target performance bonuses established for Cynosure’s Chief Executive Officer and Cynosure’s Chief Financial Officer and certain benefits upon a termination of employment by Cynosure without “cause” (which may occur only after the first 12 months of the initial term), by Mr. Caruso for “good reason” or by either party following a “change of control” (each as defined in the Caruso Employment Agreement).

The foregoing description of the Caruso Employment Agreement is qualified in its entirety by reference to the Caruso Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Caruso, age 54, was a director of Palomar from October 2001 until the Effective Time and served as Chairman of the Palomar Board of Directors from March 9, 2012 until the Effective Time. Between May 2002 and the Effective Time, Mr. Caruso served as Palomar’s Chief Executive Officer and President and was responsible for all aspects of operational controls. Mr. Caruso served as Palomar’s President and Chief Operating Officer from 2000 to May 2002. From 1992 until 2000, Mr. Caruso served as Palomar’s Vice President and Chief Financial Officer. From 1981 to 1992, Mr. Caruso was a chief financial officer for a private manufacturing company and a manager with an international public accounting firm. Cynosure believes Mr. Caruso’s qualifications to sit on the Cynosure Board include his 20 years of experience at Palomar, including as Palomar’s President for the past 12 years. Mr. Caruso’s extensive knowledge of Palomar and the light-based aesthetic industry provides the Cynosure Board with a detailed understanding of the operations and current and future needs of the combined company.

Michael R. Davin

Michael R. Davin ceased being Cynosure’s President upon Mr. Caruso’s appointment to the position on June 24, 2013. Mr. Davin remains Cynosure’s Chief Executive Officer and Chairman of the Cynosure Board.

Timothy W. Baker

As of the Effective Time, the Cynosure Board appointed Timothy W. Baker as Cynosure’s Chief Operating Officer. Mr. Baker remains Cynosure’s Executive Vice President, Chief Financial Officer and Treasurer.

Amended and Restated 2005 Stock Incentive Plan

On June 24, 2013, Cynosure’s stockholders approved Cynosure’s Amended and Restated 2005 Stock Incentive Plan (the “Amended and Restated 2005 Stock Incentive Plan”), which was previously adopted by the Cynosure Board on April 12, 2013. The Amended and Restated 2005 Stock Incentive Plan increases by 2,500,000 the number of shares of Class A common stock reserved for issuance under the plan to 5,588,369 and implements further changes to the plan, including, among other things, the elimination of the evergreen provision, the provision that all stock options and stock appreciation rights have exercise or measurement prices at or above fair market value, the requirement of stockholder approval to reprice options or stock appreciation rights, revised share counting rules and minimum vesting rules.

The Amended and Restated 2005 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards subject to specified performance criteria designed to qualify for deduction under Section 162(m) of the Code.

Cynosure’s employees, officers, directors, consultants and advisors are eligible to be granted awards under the Amended and Restated 2005 Stock Incentive Plan. Under present law, however, incentive stock options may be granted only to Cynosure’s employees. The maximum number of shares of Cynosure Class A common stock with respect to which awards may be granted to any participant under the Amended and Restated 2005 Stock Incentive Plan is 250,000 per calendar year. Any or all of the shares under the Amended and Restated 2005 Stock Incentive Plan may be used for incentive stock options.

The Cynosure Board administers the Amended and Restated 2005 Stock Incentive Plan. Pursuant to the terms of the Amended and Restated 2005 Stock Incentive Plan, and to the extent permitted by law, the Cynosure Board may delegate authority to one or more committees or subcommittees of the Cynosure Board or to Cynosure’s executive officers.

The Cynosure Board may establish sub-plans for purposes of satisfying applicable securities, tax or other laws of various jurisdictions, by adopting supplements to the Amended and Restated 2005 Stock Incentive Plan that cover only a particular jurisdiction and contain such limitations or exercises of discretion as are not otherwise inconsistent with the Amended and Restated 2005 Stock Incentive Plan.

No award may be granted under the Amended and Restated 2005 Stock Incentive Plan on or after June 24, 2023, but the vesting and effectiveness of awards granted before that date may extend beyond that date. The Cynosure Board may amend, suspend or terminate the Amended and Restated 2005 Stock Incentive Plan at any time, except that stockholder approval will be required for any revision that would materially increase the number of shares reserved for issuance, expand the types of awards available under the Amended and Restated 2005 Stock Incentive Plan, materially modify plan eligibility requirements, extend the term of the plan or materially modify the method of determining the exercise price of options granted under the plan, or otherwise as required to comply with applicable law or stock market requirements.

The foregoing description of the Amended and Restated 2005 Stock Incentive Plan is qualified in its entirety by reference to the Amended and Restated 2005 Stock Incentive Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cynosure held its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) on June 24, 2013. At the 2013 Annual Meeting, Cynosure’s stockholders approved the issuance of shares of Class A common stock in connection with the Merger, elected both of the director nominees, approved the Amended and Restated 2005 Stock Incentive Plan, approved an advisory vote on the compensation of named executive officers, and ratified the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for 2013.

Holders of Cynosure Class A common stock elected William O. Flannery and Marina Hatsopoulos to serve as Class II classified directors until Cynosure’s 2016 Annual Meeting of Stockholders and until his or her successor is elected and qualified. After the 2013 Annual Meeting, and as of the Effective Time, the Cynosure Board expanded the size of the Cynosure Board from six to seven members and elected Joseph P. Caruso as a Class II classified director to serve until Cynosure’s 2016 Annual Meeting of Stockholders and until his successor is elected and qualified. For more information, see “Joseph P. Caruso” under Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

The matters acted upon at the 2013 Annual Meeting, and the voting tabulation for each matter, are as follows:

Proposal 1:	The approval of the issuance of shares of Cynosure Class A common stock in connection with the Merger:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
12,849,935	10,428	418,955	1,941,135

Proposal 2:	The election of the following two persons to serve as Class II classified directors for the next three years:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William O. Flannery	13,029,913	249,405	1,941,135
Marina Hatsopoulos	12,650,218	629,100	1,941,135

Proposal 3:	The approval of Cynosure’s Amended and Restated 2005 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
7,123,650	5,734,306	421,362	1,941,135

Proposal 4:	The non-binding approval of the compensation of Cynosure’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in Cynosure’s proxy statement for the 2013 Annual Meeting.

The stockholders approved, on an advisory basis, the compensation of Cynosure’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
8,511,878	4,199,998	567,442	1,941,135

Proposal 5:	Ratification of the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2013:

Votes For	Votes Against	Votes Abstaining
14,504,793	296,367	419,293

Item 8.01.	Other Events.

On June 24, 2013, Cynosure issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Palomar required by this item are not included with this initial report. The required financial statements will be filed by amendment no later than September 9, 2013.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment no later than September 9, 2013.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: June 25, 2013	By:	/s/ Timothy W. Baker

Timothy W. Baker
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Amended and Restated Agreement and Plan of Merger, dated as of May 15, 2013, among Cynosure, Inc., Commander Acquisition, LLC and Palomar Medical Technologies, Inc. (Incorporated herein by reference to Exhibit 2.1 to Cynosure, Inc.’s Current Report on Form 8-K, dated May 15, 2013 (File No. 000-51623))

10.1	Employment Agreement by and between Cynosure, Inc. and Joseph P. Caruso, dated March 17, 2013 (Incorporated herein by reference to Exhibit 10.3 to Cynosure, Inc.’s Current Report on Form 8-K, dated March 17, 2013 (File No. 000-51623))

10.2	Cynosure, Inc. Amended and Restated 2005 Stock Incentive Plan (Incorporated herein by reference to Annex F to the Prospectus filed by Cynosure, Inc. on May 23, 2013 pursuant to Rule 424(b)(3) under the Securities Act of 1933 (File No. 333-187895))

99.1	Press release issued by Cynosure, Inc. on June 24, 2013

*	Schedules to this Exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-K. Cynosure, Inc. will furnish copies of any such schedules to the SEC upon request.